UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)       October 10, 2005


                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


             Kansas                      1-04721                 48-0457967
 (State or other jurisdiction    (Commission File Number)      (IRS Employer
        of incorporation)                                   Identification No.)


2001 Edmund Halley Drive, Reston, Virginia                      20191
    (Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, Including Area Code:    (703) 433 - 4000


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[  ] Pre-commencement  communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                                EXPLANATORY NOTE

Sprint Nextel Corporation ("Sprint Nextel") is filing this Current Report on Form 8-K/A to amend its Current Report on Form 8-K, dated October 10, 2005 and filed October 14, 2005, to include the Sprint Nextel Deferred Compensation Plan. The final plan document includes an additional matching contribution feature, described below. In addition, the provision regarding distribution in a lump sum upon a participant's separation from service if the participant's aggregate account balance is less than $20,000 was changed for 2006 to comply with the new
Section 409A Internal Revenue Service proposed regulations.

Item 1.01 Entry into a Material Definitive Agreement.

On October 10, 2005, the Human Capital and Compensation Committee of the Board of Directors of Sprint Nextel approved a new deferred compensation plan, to be effective January 1, 2006. Eligible participants will be employees of Sprint Nextel and its subsidiaries at director level and above (excluding those designated as employees of the local telecommunications business) and outside directors of Sprint Nextel.

Eligible employees will be allowed to elect, in the year before the compensation is earned, to contribute up to 75% of base salary and up to 100% of incentive compensation, in increments of 1%. Outside directors will be allowed to contribute up to 100% of director fees in increments of 1%. All contributions, and earnings credited to contributions, will be 100% vested.

Hypothetical investment options have been selected by the Employee Benefits Committee in a manner designed to offer diversification across an array of asset classes. These investment options include phantom share units representing shares of Sprint Nextel's common stock. All hypothetical investments will be unfunded obligations of Sprint Nextel.

Participants will be able to transfer between hypothetical investment options on any business day, but only four transfers may be made in each calendar year and three months must elapse between transfers.

Participants will be able to elect payment of benefits to begin on a specified date at least five (5) years in the future or on the participant's separation from service (subject to a six months delay to the extent required under Internal Revenue Code Section 409A), in the form of a lump sum or annual installments over two to fifteen years. Notwithstanding the participant's election and subject to Internal Revenue Code Section 409A, benefits will be immediately distributed in a lump sum upon the participant's death, separation from service if the aggregate account balance is less than $20,000 ($10,000 if separation is in 2006), or the participant's separation from service within one year after a change in control of Sprint Nextel. In the event of a participant's long-term disability, distribution will begin immediately in a lump sum or installments as elected. All distributions will be made in cash.


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Section   401(a)(17)  of  the  Internal   Revenue  Code  limits  the  amount  of
compensation taken into account for the purposes of contributions to Sprint Nextel's 401(k) Plan, which affects the matching contribution made by Sprint Nextel under the 401(k) Plan. Employees whose compensation exceeds the Section 401(a)(17) limit will be eligible to receive a special matching contribution paid by Sprint Nextel under the new deferred compensation plan on their deferrals with respect to compensation in excess of such limit. Sprint Nextel will credit the account of these individuals, after the end of each year, with a dollar-for-dollar match of deferrals up to 5% of compensation deferred in excess of the limit. This match amount, adjusted for the performance of hypothetical investments, will be paid in a lump sum after the employee's separation from service. The match amount is subject to forfeiture if the employee is terminated for cause, as defined in the deferred compensation plan.

The foregoing description of the deferred compensation plan does not purport to be complete and is qualified in its entirety by reference to the plan, which is filed as exhibit 10 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

          10   Sprint Nextel Deferred Compensation Plan













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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   SPRINT NEXTEL CORPORATION



                                   By:   /s/ Michael T. Hyde
                                          Michael T. Hyde, Assistant Secretary


Date:  December 15, 2005





















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